UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	January 31, 2011

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File No.)	Identification No.)

1800 Valley View Lane, Suite 300
Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	469-522-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) Effective at the close of business on January 31, 2011, Sharon Hunt resigned as a Director of and Chairman of the Compensation Committee of the Board of Directors of American Realty Investors, Inc. (the “Company” or the “Issuer” or the “Registrant”). Ms. Hunt had been a director of the Company since February 2004. Ms. Hunt, age 67,is a licensed realtor in the Dallas, Texas area, retired. At the time of her resignation as a Director, Ms. Hunt had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.
     (d) On February 1, 2011, the Board of Directors of the Company elected Martha C. Stephens, age 64, as a Director to fill the vacancy on the Board of Directors created by the resignation of Sharon Hunt. Ms. Stephens is retired. Until January 2007 and for more than five years prior thereto, she was employed in various administrative capacities by Prime Income Asset Management, LLC (“Prime”), which is a contractual advisor to the Company and other entities. Ms. Stephens is also a member of the Board of Directors since February 23, 2007 of Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”) which has its Common Stock listed and traded on the American Stock Exchange, LLC (“AMEX”). On May 7, 2009, Ms. Stephens was elected Chairman of the Board of IOT, a position she continues to hold. Also on February 1, 2011, Ms. Stephens was elected as a member of the Audit Committee of the Board of Directors, was appointed as a member of the Compensation Committee and Chairperson of such Compensation Committee and appointed as a member of the Governance and Nominating Committee of the Board of Directors of the Company. Ms. Stephens has also been elected (on February 1, 2011) a Director of Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”) which has its Common Stock listed and traded on the New York Stock Exchange (“NYSE”).
     On February 1, 2011, the Board of Directors of the Company also elected RL S. Lemke, age 54, as a Director to fill a vacancy on the Board of Directors. Mr. Lemke was also elected as Vice President of the Company on February 1, 2011. Mr. Lemke is Vice President, Project Development for Prime. Mr. Lemke has been so employed for more than the past five years. Mr. Lemke holds a Juris Doctor degree (1982) from Creighton University School of Law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 10, 2011	AMERICAN REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer